UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Gulfport previously announced that on December 17, 2012 it entered into a definitive agreement to purchase approximately 30,000 net acres in the Utica Shale in Eastern Ohio for approximately $302 million. On December 19, 2012, the parties amended that agreement (the “Amendment”) to provide for Gulfport’s acquisition of approximately 7,000 additional net acres for approximately $70 million, resulting in a total purchase price of approximately 372 million, subject to certain adjustments. Under the Amendment, approximately $53.9 million will now be placed in escrow pending completion of title review after the closing. The transaction, which will increase Gulfport’s leasehold interests in the Utica Shale to approximately 137,000 gross (106,000 net) acres, excludes 14 existing wells, along with certain acreage surrounding each well. The proposed transaction is expected to close prior to year-end. Gulfport will continue to serve as operator of its acreage in the Utica Shale. The transaction was approved by a special committee of Gulfport’s Board of Directors, which engaged independent financial advisors and counsel to assist with its review. Gulfport intends to fund this acquisition with a portion of the net proceeds from its common stock offering that priced on December 18, 2012. That offering is expected to close on December 24, 2012, subject to customary closing conditions.

The preceding summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 20, 2012, Gulfport issued a press release announcing its agreement to acquire additional working interests in the Utica Shale described it Item 1.01 above and providing an updated 2013 guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

2.1*	Amendment, dated December 19, 2012, to the Purchase and Sale Agreement, dated December 17, 2012, by and between Windsor Ohio LLC, as seller, and Gulfport Energy Corporation, as purchaser.

99.1	Press release dated December 20, 2012 entitled “Gulfport Energy Announces Acquisition of Additional Utica Acreage.”

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 20, 2012	By:	/s/ MICHAEL G. MOORE
Michael G. Moore Chief Financial Officer

Exhibit Index

Number	Exhibit

2.1*	Amendment, dated December 19, 2012, to the Purchase and Sale Agreement, dated December 17, 2012, by and between Windsor Ohio LLC, as seller, and Gulfport Energy Corporation, as purchaser.

99.1	Press release dated December 20, 2012 entitled “Gulfport Energy Announces Acquisition of Additional Utica Acreage.”

*	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.